Exhibit 10.14

PLEDGE AGREEMENT

PLEDGE AGREEMENT, dated as of April 30, 2010 (as amended from time to time, the “Agreement”), by and between Kenmar Preferred Investments Corp., a Delaware corporation (the “Pledgor”), and Kenmar Global Trust, a Delaware business trust (the “Holder”).

WHEREAS, the Pledgor has executed that certain Demand Promissory Note in favor of the Holder dated September 24, 2007, as amended on February 23, 2009 and April 30, 2010 (the “Note”);

WHEREAS, the Pledgor, as the managing owner of World Monitor Trust III, is entitled to receive the management fee pursuant to Section 4.9 of the Second Amended and Restated Declaration of Trust and Trust Agreement of World Monitor Trust III, dated March 31, 2010 (the “Management Fee”);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.	THE PLEDGE

Section 1.01    Pledge. To secure the payment and performance under the Note, the Pledgor hereby conveys, pledges, assigns and transfers to the Holder, and grants to the Holder a continuing security interest (the “Security Interest”) in, all right, title, claim and interest of the Pledgor in and to (the “Collateral”): (a) the Management Fee; and (b) all rights, powers and privileges of the Pledgor under or with respect to the Management Fee.

Section 1.02    Release of Interest in Collateral. Upon the payment of all amounts due under the Note, the Holder shall have no further rights under this Agreement.

II.	COVENANTS AND AGREEMENTS

Section 2.01    Further Assurances. The Pledgor shall, at its own expense, perform on request of the Holder, such acts as may be necessary or advisable in the opinion of the Holder, or that the Holder may reasonably request at any time, to effectuate the purpose of this Agreement so that the Holder may obtain the full benefits of this Agreement and the rights and powers created herein.

Section 2.02    Sale of Collateral; Further Encumbrances. So long as this Agreement is in effect, Pledgor will defend the Collateral against the claims and demands of all other parties; will keep the Collateral free and clear from all security interests or other encumbrances, except for the security interest created under this Agreement and will not sell, transfer, assign, deliver or otherwise convey, pledge, hypothecate or grant or permit to exist any lien on or security interest in or otherwise encumber or dispose of, or modify or amend, any interest in the Collateral without the prior written consent of Holder.

III.	EVENTS OF DEFAULT: RIGHTS AND REMEDIES ON DEFAULT

Section 3.01    Event of Default. If Pledgor shall fail to pay any amount due under the Note for any reason or no reason, or if Pledgor fails to perform any material covenant or agreement under this Agreement, or Pledgor becomes bankrupt or insolvent, such event shall constitute an “Event of Default.”

Section 3.02    Remedies. If upon or after the occurrence of any Event of Default, the Holder elects to exercise remedies under this Agreement, then, Holder shall have all future rights with respect to the Collateral, in an amount equal to the outstanding amount due under the Note.

IV.	GENERAL

Section 4.01    Successors and Assigns. This Agreement shall be binding upon and, subject to the next sentence, inure to the benefit of the Pledgor and the Holder and their respective successors and assigns. Neither party shall assign or transfer any of its rights or obligations hereunder without the prior written consent of the other party.

Section 4.02    Continuing Security Interest; Termination. This Agreement shall create a continuing security interest in the Collateral and all agreements, representations and warranties made herein shall survive until, and this Agreement shall terminate only upon the release of the Collateral pursuant to Section 1.02.

Section 4.03    Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York.

Section 4.04    Notices. All notices and other communications under this Agreement shall be in writing and shall be personally delivered or sent by prepaid courier, by overnight, registered or certified mail (postage prepaid) or by facsimile or e-mail, and shall be deemed given when received by the intended recipient thereof. Unless otherwise specified in a notice given in accordance with the foregoing provisions of this Section, notices and other communications shall be given to the parties hereto at their respective addresses (or to their respective facsimile numbers) indicated on the signature page hereto.

Section 4.05    Counterparts. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 4.06    Complete Agreement. This Agreement is intended by the parties as a final expression of their agreement regarding the subject matter hereof and as a complete and exclusive statement of the terms and conditions of such agreement.

Section 4.07    Waiver of Trial By Jury. THE PLEDGOR AND THE HOLDER WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION UNDER THIS AGREEMENT OR ANY ACTION ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

Pledgor:

KENMAR PREFERRED INVESTMENTS CORP.

By:	/s/ Kenneth A. Shewer
Name: Kenneth A. Shewer Title: Chairman

Address and Facsimile No. for Notices:

900 King Street, Suite 100 Rye Brook, NY 10573 Attn: General Counsel Fax: 914-307-4045 E-mail: legaldept@kenmar.com

Holder:

KENMAR GLOBAL TRUST

By:	Kenmar Preferred Investments Corp., its Managing Owner

By:	/s/ Marc S. Goodman
Name: Marc S. Goodman Title: President

Address and Facsimile No. for Notices:

900 King Street, Suite 100 Rye Brook, NY 10573 Attn: General Counsel Fax: 914-307-4045 E-mail: legaldept@kenmar.com